Exhibit 11
                    PREMARK INTERNATIONAL, INC.
          Statement of Computation of Per Share Earnings
                           (Unaudited)

                                                13 Weeks Ended
                                              -------------------
                                               Oct. 1,  Sept. 25,
                                                1994       1993
(Dollars in millions, shares in thousands)    --------   --------

Earnings                                      $  40.9    $  32.9
                                              ========   ========

PRIMARY METHOD
  Shares<F1>
    Cumulative average outstanding shares      63,608     63,664
    Common equivalent shares                    2,822      3,692
                                              --------   --------
    Weighted average number of common
      and common equivalent shares
      outstanding                              66,430     67,356
                                              ========   ========

  Primary earnings per share<F1>              $  0.62    $  0.49
                                              ========   ========

FULLY DILUTED METHOD
  Shares<F1>
    Cumulative average outstanding shares      63,608     63,664
    Common equivalent shares                    2,837      3,818
                                              --------   --------
    Weighted average number of common
      and common equivalent shares
      outstanding                              66,445     67,482
                                              ========   ========

  Fully diluted earnings per share<F1>        $  0.62    $  0.49
                                              ========   ========

<F1>  All share amounts reflect a 2-for-1 stock split declared on May 4, 1994.

                                                       Exhibit 11
                    PREMARK INTERNATIONAL, INC.
          Statement of Computation of Per Share Earnings
                           (Unaudited)

                                              40 Weeks  39 Weeks
                                                Ended     Ended
                                               Oct. 1,  Sept. 25,
                                                1994       1993
(Dollars in millions, shares in thousands)    --------   --------

Earnings                                      $ 135.6    $  97.9
                                              ========   ========

PRIMARY METHOD
  Shares<F1>
    Cumulative average outstanding shares      63,582     63,686
    Common equivalent shares                    2,948      3,228
                                              --------   --------
    Weighted average number of common
      and common equivalent shares
      outstanding                              66,530     66,914
                                              ========   ========

  Primary earnings per share<F1>              $  2.04    $  1.46
                                              ========   ========

FULLY DILUTED METHOD
  Shares<F1>
    Cumulative average outstanding shares      63,582     63,686
    Common equivalent shares                    2,991      3,818
                                              --------   --------
    Weighted average number of common
      and common equivalent shares
      outstanding                              66,573     67,504
                                              ========   ========

  Fully diluted earnings per share<F1>        $  2.04    $  1.45
                                              ========   ========

<F1>  All share amounts reflect a 2-for-1 stock split declared on May 4, 1994.